EXHIBIT 99.3

SBR, INC.

LETTER OF TRANSMITTAL

For submitting certificates representing shares of common stock of SBR, Inc. pursuant to the Agreement and Plan of Merger dated as of February 9, 2006 by and among Fortune Brands, Inc., a Delaware corporation (“Parent”), Brightstar Acquisition LLC,an Illinois limited liability company and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), SBR, Inc., a West Virginia corporation (the “Company”), and Samuel B. Ross, II, as the Holders Representative (as amended, restated or otherwise modified from time to time, the “Merger Agreement”). Capitalized terms used and not otherwise defined in this instrument shall have the meaning ascribed to them in the Merger Agreement.

This Letter of Transmittal, the certificates for Company Common Shares and any other required documents should be sent or delivered to the Escrow and Exchange Agent, by mail, hand or overnight courier at the address set forth below:

THE BANK OF NEW YORK

[                                         ]

[                                ]

Attention: [            ]

Telephone: (    )

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE ESCROW AND EXCHANGE AGENT. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 OR THE FORM W-8BEN, AS APPLICABLE, PROVIDED BELOW. IF YOU ARE A U.S. PERSON, YOU MUST ALSO COMPLETE THE CERTIFICATE OF NON-FOREIGN STATUS (INDIVIDUAL OR ENTITY, AS APPLICABLE) PROVIDED BELOW.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Merger Agreement, pursuant to which either (a) Merger Sub will merge with and into the Company, with the Company surviving as an indirect, wholly owned subsidiary of Parent, or (b) the Company will merge with and into Merger Sub, with Merger Sub surviving as an indirect, wholly owned subsidiary of Parent (the “Merger”), Parent has agreed to make certain payments in exchange for the Fully-Diluted Company Common Shares. Capitalized terms used and not otherwise defined in this instrument shall have the respective meanings ascribed to them in the Merger Agreement.

In connection with the Merger and pursuant to Sections 4.3 of the Merger Agreement, the undersigned encloses herewith, delivers and surrenders the below described certificates (the “Certificates”) formerly representing Company Common Shares. You are hereby authorized and instructed to make the payment required by the Merger Agreement for each Company Common Share evidenced by the enclosed Certificates (less the portion thereof delivered or to be delivered into escrow in respect of such Company Common Shares pursuant to Sections 4.8 and 4.9 of the Merger Agreement) by issuing one or more Parent Shares to the undersigned (which shall be in non-certificated book-entry form unless a physical certificate is requested) and/or forwarding a check, wire transfer and/or certificates representing Parent Shares (if requested) to the undersigned at the address or account, as the case may be, indicated below, unless otherwise instructed in the following boxes.

The amount payable in respect of each Fully-Diluted Company Common Share is as set forth in Section 4.1 of the Merger Agreement (including the portion of the Merger Consideration to be delivered into escrow pursuant to Section 4.8 and 4.9 of the Merger Agreement). The undersigned understands, acknowledges and agrees that, pursuant to and as more fully described in the Merger Agreement, a portion of the undersigned’s pro rata portion (determined based on the undersigned’s percentage ownership of the Fully-Diluted Company Common Shares) of the Merger Consideration has been deposited in accordance with the terms of the certain Escrow and Exchange Agent Agreement, among Parent, Merger Sub, the Holders Representative and the Escrow and Exchange Agent in (i) an escrow account in the aggregate amount of $10,000,000 with The Bank of New York (the “Escrow and Exchange Agent”), in order to satisfy claims, if any, by Parent or its affiliates (the “Parent Indemnified Parties”) for breaches by the Company of certain provisions of the Merger Agreement (the “Indemnity Escrow”) and to cover certain expenses of the Escrow and Exchange Agent in connection with such Indemnity Escrow, and (ii) an adjustment escrow in the aggregate amount of $5,000,000 with the Escrow and Exchange Agent to satisfy payment obligations due and owing to Parent pursuant to Section 4.8 of the Merger Agreement, if applicable (the “Adjustment Holdback”).

The Indemnity Escrow will terminate on the first business day following the date that is eighteen (18) months following the Effective Time, subject to the terms and conditions of the Merger Agreement and the Escrow Agreement. The Adjustment Holdback will terminate in accordance with Section 4.8 of the Merger Agreement. The undersigned’s share of (i) the Merger Consideration released from escrow, (ii) earnings (if any) on the Indemnity Escrow and the Adjustment Holdback, and (iii) tax distributions in amounts sufficient to discharge any federal, state and local tax liability (determined by assuming the applicability of the highest combined effective marginal federal, state, state and local income tax rates applicable to an individual resident in New York, New York) arising as a result of the amount of any earnings on the Indemnity Escrow or the Adjustment Holdback allocated to the undersigned pursuant to the terms of the Escrow Agreement will be mailed or wire transferred to the undersigned by the Escrow and Exchange Agent at the address set forth below (or to such other person and/or to such other address or account, as the case may be, as is provided by the undersigned to the Escrow and Exchange Agent in writing not less than two (2) days prior to such release or distribution) promptly following its release.

The undersigned hereby represents and warrants that the undersigned (i) owns beneficially and of record all of the Company Common Shares, if any, represented by the Certificates submitted herewith, free and clear, of all liens, restrictions, charges and encumbrances, and the same, in each case, will not be subject to any adverse claims, and (ii) has full power and authority to submit, sell, assign and transfer the Company Common Shares, if any, represented by the Certificates submitted hereby, and such sale, assignment and transfer will not conflict or violate any organizational document or agreement, contract, instrument or commitment of the undersigned or any law, statute, ordinance, regulation, rule, judgment, order, writ, injunction or decree binding upon or applicable to the undersigned. The undersigned will, upon request, execute and deliver any additional documents necessary or desirable to complete the delivery of the Certificates, at the sole cost and expense of the requesting party. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding on the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

The undersigned acknowledges, agrees and confirms that:

(1) The undersigned ratifies and agrees to the appointment of Samuel B. Ross, II, pursuant to Section 11.1 of the Merger Agreement to act as Holders Representative;

(2) The undersigned agrees to be bound and abide by the provisions of the Escrow Agreement and the Merger Agreement (including, without limitation, the establishment of the Indemnity Escrow and the Adjustment Holdback, the provisions of Articles VIII and XI thereof and the agreement to be bound by the actions of the Holders Representative);

(3) By the execution and delivery of this Letter of Transmittal and acceptance of the Merger Consideration payable to the undersigned under the Merger Agreement, the undersigned waives and agrees not to assert its rights, if any, to dissent or to seek statutory appraisal in respect of the undersigned’s equity interests in the Company pursuant to applicable law; and

(4) By the execution and delivery of this Letter of Transmittal and acceptance of the Merger Consideration payable to the undersigned under the Merger Agreement, the undersigned, on behalf of itself and its affiliates and their respective heirs, executors, administrators, successors, assigns, personal and legal representatives, fully releases, discharges and covenants not to sue the Company, any subsidiary or parent company of the Company (now or hereafter existing) or any of their respective current, former or future directors, officers, employees, stockholders, affiliates, agents, accountants, attorneys, consultants and each person, if any, that controls any of them, from and with respect to any claim or damages, whether known or unknown, suspected or unsuspected, both at law and in equity, arising contemporaneously with or prior to the date hereof (the “Pre-Closing Claims”), including, without limitation, any claim with respect to (i) any option, warrant, purchase, stock or other equity interest or right to any equity interest in the Company or any of its subsidiaries (including, without limitation, Company Purchase Rights), or (ii) the Merger; provided, however, that this paragraph (4) shall not limit the undersigned’s rights (x) pursuant to the Merger Agreement, the Letter of Transmittal, any Voting Agreement or the Escrow Agreement (including the right to receive that portion of the Merger Consideration payable in respect of the Company Common Shares) or (y) in respect of any Pre-Closing Claims the undersigned may have against the Company other than in the undersigned’s capacity as a holder of the Fully-Diluted Company Common Shares tendered herewith.

YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 OR THE FORM W-8BEN, AS APPLICABLE, PROVIDED BELOW. IF YOU ARE A U.S. PERSON, YOU MUST ALSO COMPLETE THE CERTIFICATE OF NON-FOREIGN STATUS (INDIVIDUAL OR ENTITY, AS APPLICABLE) PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

DESCRIPTION OF STOCK CERTIFICATES SURRENDERED
Name and Address of Registered Holder (Please fill in exactly as name appears on Share Certificate(s))	Share Certificate(s) and Number of Company Common Share(s) (Attach additional signed list, if necessary)
	Certificate Number	Total Number of Shares Represented by the Certificate

☐ If any Certificate(s) representing Company Common Shares that you own has (have) been lost, stolen or destroyed, check this box. Please promptly notify [                            ] at [                        ], [                    ], [                ], [            ] [        ], or by telephone at (    )         -                    , for instructions as to the procedure to be followed in order to replace the Certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Certificates have been followed.

INSTRUCTIONS

Forming Part of the Terms and Conditions of this Letter of Transmittal

1. Guarantee of Signatures. Signatures on this Letter of Transmittal must be guaranteed only if (a) this Letter of Transmittal is signed by someone other than the registered holder of Company Common Shares surrendered herewith or (b) the registered owner has completed the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal. If signatures on this Letter of Transmittal are required to be guaranteed, they must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”). See also Instruction 4.

2. Delivery of Letter of Transmittal and Certificates. This Letter of Transmittal is to be used if Certificates are to be forwarded herewith. Certificates for all physically surrendered Company Common Shares (“Share Certificates”), as well as this Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Escrow and Exchange Agent at its address set forth herein.

If Share Certificates are forwarded separately to the Escrow and Exchange Agent, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

The method of delivery of Share Certificates and all other required documents is at the election and risk of the surrendering holder. The delivery will be deemed made only when actually received by the Escrow and Exchange Agent. If such delivery is by mail, it is recommended that such certificates and documents be sent by registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.

3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Company Common Shares should be listed on a separate signed schedule attached hereto.

4. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Company Common Shares surrendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Certificates without alteration, enlargement or any other change whatsoever.

If any of the Company Common Shares surrendered hereby are owned of record by two or more joint owners, each such owner must sign this Letter of Transmittal.

If any of the Company Common Shares surrendered hereby are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

If this Letter of Transmittal is signed by a person other than the registered holder of the Certificates or if this Letter of Transmittal is signed by the registered holder but payment is to be made to a person other than the registered holder, the Certificates must be endorsed or accompanied by the appropriate stock powers, in either case signed exactly as the name or names of the registered holder appears on the Certificates.

If this Letter of Transmittal or any Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence reasonably satisfactory to the Company of such person’s authority to so act must be submitted.

5. Stock Transfer Taxes. Any stock transfer taxes with respect to the surrender of Company Common Shares will be paid by Parent.

6. Special Payment and Delivery Instructions. If a check or wire transfer for the payment in respect of the surrendered Company Common Shares is to be issued in the name of a person other than the signer of this Letter of Transmittal or if a check is to be mailed or wire transfer to be made to a person other than the signer of this Letter of Transmittal or to an address other than that shown below, the appropriate boxes on this Letter of Transmittal should be completed.

7. Requests for Assistance or Additional Copies. Any questions and requests for assistance may be directed to the Escrow and Exchange Agent at its telephone number and location set forth herein. Requests for additional copies of this Letter of Transmittal may be directed to the Escrow and Exchange Agent.

8. Backup Federal Income Tax Withholding and Substitute Form W-9. Under the “backup withholding” provisions of U.S. Federal tax law, the Escrow and Exchange Agent may be required to withhold 28% of the payments of cash for surrendered Company Common Shares. To prevent backup withholding, each surrendering U.S. holder of Company Common Shares should complete and sign the Substitute Form W-9 below, and either: (a) provide the holder’s correct taxpayer identification number (“TIN”) and certify, under penalties of perjury, that the TIN provided is correct (or that such holder is awaiting a TIN), and that (i) the holder has not been notified by the Internal Revenue Service (“IRS”) that the holder is subject to backup withholding as a result of failure to report all interest or dividends, or (ii) the IRS has notified the holder that the holder is no longer subject to backup withholding; or (b) provide an adequate basis for exemption. If “Applied For” is written in Part I of the substitute Form W-9, the Escrow and Exchange Agent will retain 28% of any payment during the sixty (60) day period following the date of the Substitute Form W-9. If the holder furnishes the Escrow and Exchange Agent with his or her TIN within sixty (60) days of the date of the Substitute W-9, the Escrow and Exchange Agent will remit such amount retained during the sixty (60) day period to the holder, and no further amounts will be retained or withheld from any payment made to the holder thereafter. If, however, the holder has not provided the Escrow and Exchange Agent with his or her TIN within such sixty (60) day period, the Escrow and Exchange Agent will remit such previously retained amounts to the IRS as backup withholding and will withhold 28% of any payment in respect of surrendered Company Common Shares made to the holder thereafter until the holder furnishes a TIN to the Escrow and Exchange Agent. In general, an individual’s TIN is the individual’s Social Security Number. If the surrendered Certificates are registered in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the Escrow and Exchange Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the IRS and backup withholding at a rate of 28%.

If payment in respect of surrendered Company Common Shares is to be made pursuant to Special Payment Instructions to a person other than the surrendering holder, backup withholding may apply unless such other person also complies with the procedures described above to avoid backup withholding.

Failure to complete the Substitute Form W-9 will not, by itself, cause Company Common Shares to be deemed invalidly delivered, but may require the Escrow and Exchange Agent to withhold 28% of the amount of any payments in respect of such Company Common Shares made pursuant to the Merger Agreement. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

9. Form W-8BEN for Non-U.S. Persons. Foreign corporations and nonresident alien individuals generally are not subject to backup withholding. In order to satisfy the Escrow and Exchange Agent that a foreign holder qualifies as an exempt recipient for backup withholding purposes, such foreign holder must properly complete, execute and submit IRS Form W-8BEN, included with these materials. Holders are urged to consult their own tax advisors to determine whether they are exempt.

10. Federal and State Income Tax Withholding. The Escrow and Exchange Agent may withhold, on behalf of the Company, federal and state income tax required to be withheld under applicable law from the amounts payable under the Merger Agreement.

11. Foreign Federal Income Tax Withholding and Certificate of Non-Foreign Status. Under the “foreign withholding” provisions of U.S. Federal tax law, 10% of the payments for surrendered Company Common Shares may have to be withheld. To avoid such withholding, each surrendering U.S. holder of Company Common Shares must complete and sign either the Individual Certificate of Non-Foreign Status or the Entity Certificate of Non-Foreign Status below, as applicable, and certify under penalties of perjury (i) the person’s name, TIN, and address (home address in the case of an individual and office address in the case of entity) and (ii) that the holder is not a foreign person.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

**********IMPORTANT – SIGN HERE**********

(Also Complete Certificate of Non-Foreign Status and Substitute Form W-9 Below)

X (Signatures of Holder)

Dated:                     , 2006

(Must be signed by registered holder exactly as name appears on certificate(s) or warrant(s) or by person(s) authorized to become registered holder by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Name:

(Please type or print)

Capacity (Full Title):

Address:

__________________________________________________________________________________________________________

(Including zip code)

Wire Transfer Instructions:

Bank Account:

ABA:

Area Code and Telephone No.:

Tax Identification or

Social Security No.:

GUARANTEE OF SIGNATURE

(See Instructions 1 and 4 to determine if guarantee is required)

Authorized Signature:

Name:

(Please type or print)

Address:

__________________________________________________________________________________________________________

(Including zip code)

Full Title and Name of Firm:

(Please type or print)

Address of Firm:

__________________________________________________________________________________________________________

(Including zip code)

Area Code and Telephone No.:

Dated:                     , 2006

SPECIAL PAYMENT

INSTRUCTIONS

(See Instructions 1, 4, 5, 6 and 8)

To be completed ONLY if the check or wire transfer for the payment in respect of surrendered Company Common Shares (less the amount of any federal income tax required to be withheld) is to be issued in the name of someone other than the undersigned.

Issue Check to:

Name ____________________________________________

(Please Print)

Address __________________________________________

_________________________________________________

_________________________________________________

(Zip Code)

Wire Transfer Instructions:

Bank Account:

ABA:

            __________________________________________

(Taxpayer Identification or Social Security No.)

(See Substitute Form W-9)

SPECIAL DELIVERY

INSTRUCTIONS

(See Instructions 1 and 6)

To be completed ONLY if the check or wire transfer for the payment in respect of surrendered Company Common Shares (less the amount of any federal income tax required to be withheld) is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Deliver Check to:

Name ____________________________________________

(Please Print)

Address __________________________________________

_________________________________________________

_________________________________________________

(Zip Code)

Wire Transfer Instructions:

Bank Account:

ABA:

            __________________________________________

(Taxpayer Identification or Social Security No.)

(See Substitute Form W-9)

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number (TIN) and Certification	Name: Address:	Individual ☐ Partnership ☐ Corporation ☐ Other (specify) ☐ Exempt from backup withholding ☐

PART I. TAXPAYER IDENTIFICATION NUMBER (TIN)

Please provide your Taxpayer Identification Number in the space at right and certify by signing and dating below. If awaiting TIN, write “Applied For.”		SSN: or EIN:

PART II. CERTIFICATION

Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2)    I am not subject to backup withholding either because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding;

(3)    I am a U.S. person (including a U.S. resident alien); and

(4)    any other information provided on this form is true, correct and complete.

CERTIFICATION INSTRUCTIONS—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature

Date:                     , 2006

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN IRS PENALTIES AND BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING (OR WILL SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a taxpayer identification number to the Escrow and Exchange Agent.

Signature

Name (Please Print)	Date: , 2006

INDIVIDUAL CERTIFICATE OF NON-FOREIGN STATUS

I,                                         , hereby certify the following:

1. I am not a nonresident alien for purposes of U.S. income taxation;

2. My U.S. taxpayer identifying number (Social Security number) is                                         ; and

3. My home address is:

      __________________________

      __________________________

      __________________________

I,                                     , understand that this certification may be disclosed to the Internal Revenue Service and that any false statement I have made could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief that it is true, correct and complete.

By:

Date:

ENTITY CERTIFICATE OF NON-FOREIGN STATUS

The undersigned hereby certifies the following on behalf of                                         :

1.                                          is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. is not a disregarded entity as defined in Treasury Regulation 1.1445-2(b)(2)(iii);

3. The U.S. employer identification number of                                         . is                                         ; and

4. The office address of                                          is:

      __________________________

      __________________________

      __________________________

                                          understands that this certification may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief that it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of                                         .

By:

Its:

Date:

[FORM W-8BEN TO BE ATTACHED]